                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        Hearst-Argyle Television, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                                 HEARST-ARGYLE
                                 -------------
                               TELEVISION, INC.
                              888 SEVENTH AVENUE
                           NEW YORK, NEW YORK 10106

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON APRIL 14, 1998

                               ----------------

To the Stockholders of HEARST-ARGYLE TELEVISION, INC.

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "1998 Annual Meeting") of Hearst-Argyle Television, Inc. (the "Company"), a Delaware corporation, will be held at the Executive Conference Center at the Sheraton Hotel & Towers, 811 Seventh Avenue, New York, New York, on Tuesday, April 14, 1998, at 11:00 a.m., local time, for the following purposes:

    1. To elect one Series A Class I Director and six Series B Class I Directors to hold office for a term of two years or until their respective successors are elected and qualified; and

    2. To transact such other business as may properly come before the meeting or its adjournment.

  The close of business on March 6, 1998 has been fixed by the Board of Directors as the record date for the 1998 Annual Meeting. Only holders of record of the Company's Series A Common Stock, Series B Common Stock, Series A Preferred Stock and Series B Preferred Stock on that date will be entitled to notice of and to vote at the 1998 Annual Meeting or any adjournment thereof, notwithstanding transfer of any stock on the books of the Company after such record date. The stock transfer books will not be closed.

  A Proxy Statement, form of Proxy and copy of the Annual Report on the Company's operations during the fiscal year ended December 31, 1997 accompany this notice.

  It is important that your shares be represented at the 1998 Annual Meeting. Whether or not you expect to attend in person, please sign and date the form of Proxy and return it in the enclosed envelope. The form of Proxy is enclosed in the sleeve attached to the front of the mailing envelope in which this Proxy Statement is contained. Stockholders who attend the 1998 Annual Meeting may revoke their Proxies and vote in person if they desire.

                                          By Order of the Board of Directors

                                          Dean H. Blythe,
                                          Secretary

March 25, 1998
New York, New York

                                 HEARST-ARGYLE
                                 -------------
                               TELEVISION, INC.

                              888 SEVENTH AVENUE
                           NEW YORK, NEW YORK 10106

                               ----------------

                                PROXY STATEMENT

                    FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON APRIL 14, 1998

               SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

  This Proxy Statement is furnished to the stockholders of Hearst-Argyle Television, Inc., a Delaware corporation (the "Company"), in connection with the solicitation by the Board of Directors of Proxies to be voted at the Annual Meeting of Stockholders of the Company (the "1998 Annual Meeting") to be held at the Executive Conference Center at the Sheraton Hotel & Towers, 811 Seventh Avenue, New York, New York, on Tuesday, April 14, 1998, at 11:00 a.m., Eastern time, or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. References herein to the "Company" include its subsidiaries, unless the context otherwise requires.

  This Proxy Statement and form of Proxy are being mailed to such stockholders on or about March 25, 1998. If the enclosed form of Proxy is executed and returned, it may nevertheless be revoked by the stockholder at any time prior to its use by filing with the Secretary of the Company a written revocation or a duly executed Proxy bearing a later date. A stockholder who attends the meeting in person may revoke his or her Proxy at that time and vote in person if so desired. Unless revoked or unless contrary instructions are given, each Proxy duly signed, dated and returned will be voted as specified therein, but unless otherwise specified, will be deemed to grant authority to vote:

    (1) FOR the election of the Series A director nominee (the "Series A Director") and the six Series B director nominees (the "Series B Directors") listed under "Election of Directors" to serve as Class I directors for a two-year term; and

    (2) At the discretion of the persons named in the enclosed form of Proxy, on any other matter that may properly come before the meeting or any adjournment thereof.

  The enclosed Proxy is solicited by and on behalf of the Board of Directors of the Company.

  THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE FOR ELECTION OF THE BOARD'S DIRECTOR NOMINEES.

                               QUORUM AND VOTING

RECORD DATE; QUORUM

  The Company's Board of Directors has fixed the close of business on Friday, March 6, 1998 as the record date (the "Record Date") for the 1998 Annual Meeting. Only holders of record of the Company's Series A Common Stock, Series B Common Stock (together with the Series A Common Stock, the "Common Stock"), Series A Preferred Stock and Series B Preferred Stock (together with the Series A Preferred Stock, the "Preferred Stock") on the Record Date will be entitled to notice of and to vote at the 1998 Annual Meeting and any adjournments and postponements thereof. On the Record Date, there were 53,839,252 shares of Common Stock (consisting of 12,540,604 shares of Series A Common Stock and 41,298,648 shares of Series B Common Stock) held by approximately 156 stockholders of record, outstanding and entitled to vote at the 1998 Annual Meeting and there were 21,876 shares of Preferred Stock (consisting of 10,938 shares of Series A Preferred Stock and 10,938 shares of Series B Preferred Stock) held by three stockholders of record, outstanding and entitled to vote at the 1998 Annual Meeting.

  Except with respect to the election of directors, the presence, in person or by Proxy, of the holders of a majority of the voting power of the outstanding shares of all of the classes of the Company's capital stock is necessary to constitute a quorum at the meeting, provided that in no event may a quorum consist of less than one-third of the outstanding shares of all of the classes of the Company's capital stock. With respect to the election of the Series A Director, the presence in person or by Proxy, of the holders of a majority of the voting power of the outstanding shares of the Series A Common Stock, the Series A Preferred Stock and the Series B Preferred Stock is necessary to constitute a quorum, provided that in no event may a quorum consist of less than one-third of the outstanding shares of such classes. With respect to the election of the Series B Directors, the presence, in person or by Proxy, of Hearst Broadcasting, Inc. ("Hearst Broadcasting"), as the sole holder of 100% of the outstanding shares of Series B Common Stock, is necessary to constitute a quorum.

VOTING RIGHTS; VOTE REQUIRED FOR APPROVAL

  Each holder of record of Common Stock and Preferred Stock as of the Record Date is entitled to vote in accordance with the terms of the Company's Amended and Restated Certificate of Incorporation, which provides that (i) the holders of Series A Common Stock will be entitled to one vote per share of Series A Common Stock; (ii) the holders of Series B Common Stock will be entitled to one vote per share of Series B Common Stock; (iii) the holders of Series A Preferred Stock will be entitled to the number of votes (rounded up to the next whole number) equal to the number of shares of Series A Common Stock into which such shares of Series A Preferred Stock are convertible as of the record date for the stockholder meeting at which such votes are to be cast (in the case of the Record Date for the 1998 Annual Meeting, 28 shares of Series A Common Stock); and, (iv) the holders of the Series B Preferred Stock will be entitled to 29 votes per share of Series B Preferred Stock (for any stockholder meeting for which the record date is before July 11, 2001). The holders of Series A Common Stock and Series B Common Stock vote together as a single class on all matters, except with respect to (i) the election of directors; (ii) any amendments to the Company's Amended and Restated Certificate of Incorporation that alter or change the powers, preferences or special rights of their respective series so as to affect them adversely; and,
(iii) such other matters as require class votes under the Delaware General Corporation Law or the Company's Amended and Restated Certificate of Incorporation. In addition, the holders of Preferred Stock are entitled to vote on all matters submitted to a vote of holders of the Series A Common Stock, with the holders of the Series A Preferred Stock and the Series B Preferred Stock voting as a single class with the holders Series A Common Stock. Cumulative voting is not permitted in the election of directors.

  With respect to "Proposal One--Election of Directors" (the "Director Election Proposal"), only holders of the Series A Common Stock, Series A Preferred Stock (voting as a single class with the Series A Common Stock) and Series B Preferred Stock (voting as a single class with the Series A Common Stock) will be entitled to vote on the nominee for Series A Director described under the Director Election Proposal, and only Hearst Broadcasting as the holder of 100% of the outstanding Series B Common Stock will be entitled to vote on the nominees for Series B Directors described under the Director Election Proposal. The affirmative vote of a plurality of the voting power of the shares of Series A Common Stock, Series A Preferred Stock and Series B Preferred Stock represented at the 1998 Annual Meeting is required for the election of the Series A Director. The affirmative vote of a plurality of the voting power of the shares of Series B Common Stock represented at the 1998 Annual Meeting is required for the election of the Series B Director.

PROXIES; ABSTENTIONS; BROKER NON-VOTES

  All shares of Common Stock and Preferred Stock represented by properly executed Proxies received prior to or at the 1998 Annual Meeting and not revoked will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated on a properly executed and returned Proxy, such Proxy will be voted "FOR" the Director Election Proposal.

  Abstentions and broker non-votes are each included in the determination of the number of shares present at the meeting for purposes of determining a quorum. Abstentions are counted for determining the total number of votes cast with respect to a proposal and thus will be counted as a vote "AGAINST" that proposal. Broker non-votes are not counted in determining the total number of votes cast with respect to a proposal and are counted neither as a vote "FOR" nor "AGAINST" that proposal.

  It is not expected that any matter not referred to herein will be presented for action at the 1998 Annual Meeting. If any other matters are properly brought before the 1998 Annual Meeting and any adjournments or postponements thereof, the persons named in the Proxies will have discretion to vote on such matters in accordance with their best judgment. The grant of a Proxy will also confer discretionary authority on the persons named in the Proxy as Proxy appointees to vote in accordance with their best judgment on matters incident to the conduct of the 1998 Annual Meeting, including postponement or adjournment for the purpose of soliciting additional votes.

  A stockholder may revoke a Proxy at any time prior to its use by delivering to the Secretary of the Company a signed notice of revocation or a later dated signed Proxy or by attending the 1998 Annual Meeting and voting in person. Attendance at the 1998 Annual Meeting will not in itself constitute the revocation of a Proxy.

  The cost of solicitation of Proxies will be paid by the Company. In addition to solicitation by mail, Proxies may be solicited in person by directors, officers and employees of the Company without additional compensation, and by telephone, telegram, facsimile or similar method. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send Proxy material to beneficial owners; and the Company upon request, will reimburse them for their reasonable expenses in so doing.

                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

BOARD OF DIRECTORS

  The Company's Amended and Restated Certificate of Incorporation provides for classified directors and staggered director terms. Currently, the Company's Board of Directors consists of 11 members. The holders of Series A Common Stock and the holders of the Preferred Stock voting with the holders of the Series A Common Stock as a single class elect two directors (the "Series A Directors") and Hearst Broadcasting, as the sole holder of the Series B Common, Stock, elects the balance of the directors (the "Series B Directors"). The Board is divided into two classes, Class I and Class II, with one Series A Director in each class. The following table lists the name, age, class and series designation for each director:

                                                         DIRECTOR    DIRECTOR
                                                           CLASS      SERIES
   NAME                                             AGE DESIGNATION DESIGNATION
   ----                                             --- ----------- -----------
   David J. Barrett................................  49      II           B
   Frank A. Bennack, Jr. ..........................  65       I           B
   John G. Conomikes...............................  65       I           B
   Victor F. Ganzi.................................  51      II           B
   George R. Hearst, Jr. ..........................  70       I           B
   William R. Hearst III...........................  48      II           B
   Bob Marbut......................................  62       I           B
   Gilbert C. Maurer...............................  69       I           B
   David Pulver....................................  56      II           A
   Virginia H. Randt...............................  48      II           B
   Caroline L. Williams............................  51       I           A

  Each director serves for a term ending on the second annual meeting date following the annual meeting at which such director was elected, except that each current Class I director will hold office until the 1998 Annual Meeting and each current Class II director will hold office until the Company's annual meeting of stockholders in 1999. Accordingly, at the 1998 Annual Meeting:

    (i) the holders of the Series A Common Stock (and the holders of the Series A Preferred Stock and the Series B Preferred Stock voting together as a single class with the Series A Common Stock) will elect one Class I Series A Director to hold office until the earlier of the Company's annual meeting of stockholders in 2000 or until his or her successor is duly elected and qualified; and

    (ii) Hearst Broadcasting, as the sole holder of the Company's Series B Common Stock, will elect the remaining six Class I Series B Directors to hold office until the earlier of the Company's annual meeting of stockholders in 2000 or until their respective successors are duly elected and qualified.

  Set forth below are the nominees for the Series A Director and the Series B Directors. In the event that such nominees are unable to serve or for good cause will not serve, the Proxies will be voted at the meeting for such other person as the Board of Directors of the Company may recommend.

NOMINEE FOR CLASS I SERIES A DIRECTOR (TO BE ELECTED BY THE HOLDERS OF THE SERIES A COMMON STOCK, THE SERIES A PREFERRED STOCK AND THE SERIES B PREFERRED STOCK VOTING TOGETHER AS A SINGLE CLASS):

  CAROLINE L. WILLIAMS has been a director of the Company since 1994. From June 1993 to April 1995, she served as a director of Argyle Television Holding, Inc. ("Argyle I"). Ms. Williams has served as Chair of Glencoe Capital, LLC, a merchant banking firm that manages private equity funds, since October 1997. From July 1992 through September 1993, Ms. Williams served as the Vice President, Program Support of TechnoServe, a non-profit organization providing business, management and technical assistance to community-based enterprises in Latin America and Africa. From August 1988 to January 1992, Ms. Williams was a Managing Director of Donaldson, Lufkin & Jenrette Securities Corporation. Ms. Williams also serves as a Director of Swing-N-Slide Corp.

  In the event that this nominee is unable to serve or for good cause will not serve, the Proxies will be voted at the meeting for such other person as the Board of Directors of the Company may recommend.

  YOUR DIRECTORS RECOMMEND A VOTE FOR THE ELECTION OF THE SERIES A DIRECTOR NOMINEE.

NOMINEES FOR CLASS I SERIES B DIRECTORS (TO BE ELECTED BY HEARST BROADCASTING AS THE SOLE HOLDER OF THE SERIES B COMMON STOCK):

  FRANK A. BENNACK, JR. has served as a Director of the Company since August 29, 1997, the date of the consummation of the contribution of the television broadcast group and related broadcast operations of The Hearst Corporation ("Hearst") to the Company and the merger of a wholly-owned subsidiary of Hearst with and into the Company (the "Hearst Transaction"). Mr. Bennack has served in the communications industry for over 40 years and has served as the President and Chief Executive Officer of Hearst since January 1979. From September 1974 to January 1979, Mr. Bennack served in a number of executive positions at Hearst, including Executive Vice President, Chief Operating Officer, and as Vice President and General Manager of The Hearst Newspaper Group. He also served as Publisher of Hearst's San Antonio Light newspaper from December 1967 to September 1974. Mr. Bennack first joined the San Antonio Light in 1950 and after exploring other career options outside of Hearst, returned in 1961 and has since been employed continuously by Hearst. Mr. Bennack is a member of Hearst's Board of Directors, a Trustee of the Trust established under the Will of William Randolph Hearst and a Director of both The William Randolph Hearst Foundation of California and The Hearst Foundation of New York. Mr. Bennack is also a director of The Chase Manhattan Corporation, The Chase Manhattan Bank, American Home Products Corporation and Polo Ralph Lauren Corp.

  JOHN G. CONOMIKES has served as a Director of the Company and the Company's President and Co-Chief Executive Officer since the consummation of the Hearst Transaction on August 29, 1997. Mr. Conomikes has served in the broadcasting industry for 38 years and served as a Vice President of Hearst and the General Manager of Hearst's broadcast group since March 1983. From January 1981 to March 1983, Mr. Conomikes served as Hearst's General Manager of Television and from February 1970 to January 1981, served as Vice President and General Manager of WTAE in Pittsburgh, Pennsylvania. Mr. Conomikes joined Hearst in 1959 at WTAE where he served in various positions before assuming the Vice President and General Manager positions at the station. Mr. Conomikes is also a member of Hearst's Board of Directors, a Trustee of the Trust established under the Will of William Randolph Hearst and a Director of both The William Randolph Hearst Foundation of California and The Hearst Foundation of New York.

  GEORGE R. HEARST, JR. has served as a Director of the Company since the consummation of the Hearst Transaction on August 29, 1997. Mr. Hearst has served as the Chairman of the Board of Directors of Hearst since March 1996. From April 1977 to March 1996, Mr. Hearst served as a Vice President of Hearst and headed its real estate activities. He served as Publisher of Hearst's Los Angeles Herald-Examiner newspaper from January 1962 to April 1977, and as Publisher of Hearst's Los Angeles Evening Herald Express newspaper from May 1957 to January 1962. He is also a Trustee of the Trust established under the Will of William Randolph Hearst, a Director of The William Randolph Hearst Foundation of California and the President and a Director of The Hearst Foundation of New York. Mr. Hearst is a cousin of William Randolph Hearst III and Virginia Hearst Randt.

  BOB MARBUT has served as Chairman of the Board of Directors, Co-Chief Executive Officer and a Director of the Company since the consummation of the Hearst Transaction on August 29, 1997. Mr. Marbut has served in the communications industry for 34 years and served as Chairman of the Board of Directors, Chief Executive Officer and a Director of the Company from August 1994 until August 29, 1997. From March 1993 to April 1995, Mr. Marbut served as Chief Executive Officer and a Director of Argyle I. Mr. Marbut is currently

Chairman of the Board of Directors, President and Chief Executive Officer of, and has been associated since 1991 with, Argyle Communications, Inc. and its predecessor, both of which he founded to invest in and operate communications companies. Mr. Marbut is also a Director of Tupperware Corporation, Ultramar Diamond Shamrock Corporation and Tracor, Inc.

  GILBERT C. MAURER has served as a Director of the Company since the consummation of the Hearst Transaction on August 29, 1997. Mr. Maurer has served in the communications industry for 45 years and has served as Chief Operating Officer of Hearst since March 1990 and as Executive Vice President of Hearst since June 1985. Mr. Maurer served as President of Hearst Magazines' Division from December 1976 to March 1990. Prior to that he served as Executive Vice President of Hearst Magazines' Division from September 1974 to December 1976. Mr. Maurer joined Hearst in March 1973 as Vice President of Hearst Magazines' Division. Prior to joining Hearst, Mr. Maurer spent 19 years with Cowles Communications, Inc., where he held various positions. Mr. Maurer is a member of Hearst's Board of Directors, a Trustee of Trust established under the Will of William Randolph Hearst and a Director of both The William Randolph Hearst Foundation of California and The Hearst Foundation of New York.

  YOUR DIRECTORS RECOMMEND A VOTE FOR THE ELECTION OF THE SERIES B DIRECTOR NOMINEES.

DIRECTORS CONTINUING IN OFFICE

  CLASS II DIRECTORS (TERM EXPIRES IN 1999)

  DAVID J. BARRETT has served as a Director of the Company and as the Company's Executive Vice President and Chief Operating Officer since the consummation of the Hearst Transaction on August 29, 1997. Mr. Barrett has served in the broadcasting industry for 27 years and served as a Vice President of Hearst and Deputy General Manager of Hearst's broadcast group since January 1991. Mr. Barrett served as General Manager of WBAL in Baltimore, Maryland from November 1989 to January 1991. He joined Hearst in 1984 as General Manager of Hearst's radio properties and continued in that position until 1989. Prior to joining Hearst, Mr. Barrett was Executive Vice President of Doubleday Broadcasting, based in Washington, D.C. Mr. Barrett is a member of Hearst's Board of Directors.

  VICTOR F. GANZI has served as a Director of the Company since the consummation of the Hearst Transaction on August 29, 1997. Mr. Ganzi has served as Executive Vice President of Hearst since March 1997. From 1992 to 1997, at various times Mr. Ganzi served as Hearst's Senior Vice President, Chief Financial Officer and Chief Legal Officer. In March 1995, he added and still has the duties of Group Head of Hearst's Books/Business Publishing Group. Mr. Ganzi joined Hearst in May 1990 as General Counsel and Vice President. Prior to joining Hearst, Mr. Ganzi was the Supervising Partner at Rogers & Wells, the New York based international law firm and a Partner in its Tax Department. Before joining Rogers & Wells in 1973, Mr. Ganzi practiced as a Certified Public Accountant in taxation at the accounting firm of Touche Ross & Co. in Denver, Colorado. He is also a member of Hearst's Board of Directors, a Trustee of the Trust established under the Will of William Randolph Hearst and a Director of both The William Randolph Hearst Foundation of California and The Hearst Foundation of New York.

  WILLIAM RANDOLPH HEARST III has served as a Director of the Company since the consummation of the Hearst Transaction on August 29, 1997. Mr. Hearst is a partner in the Menlo Park, California venture capital firm of Kleiner, Perkins, Caufield and Byers, which he joined in January 1995. From October 1984 to December 1995, Mr. Hearst served as Publisher of Hearst's San Francisco Examiner newspaper. He held positions at Hearst's cable operations in California and at Hearst's Los Angeles Herald-Examiner newspaper, from June 1978 to October 1984. Mr. Hearst is a member of Hearst's Board of Directors, a Trustee of the Trusts established under the Will of William Randolph Hearst and a Director of both The William Randolph Hearst Foundation of California and The Hearst Foundation of New York. Mr. Hearst is Vice Chairman and a member of the Board of Directors of At Home Corporation. Mr. Hearst is a cousin of George R. Hearst, Jr. and Virginia Hearst Randt.

  DAVID PULVER has served as a Director of the Company since December 1994. From June 1993 to April 1995, he served as a Director of Argyle I. Mr. Pulver is President of Cornerstone Capital, Inc., a private investment company. Mr. Pulver serves as a Director of Costco Wholesale Corporation, a wholly-owned subsidiary of Costco Companies, Inc., and J. Baker, Inc. Mr. Pulver is also a Trustee of Colby College.

  VIRGINIA H. RANDT has served as a Director of the Company since the consummation of the Hearst Transaction on August 29, 1997. Ms. Randt was elected a Director of The Hearst Corporation in September 1990 and has served on the Audit Committee of the Hearst Board of Directors since March 1991. Ms. Randt worked on the advertising staff of Hearst's Country Living magazine from January 1982 to October 1983 and on the editorial staff of Hearst's House Beautiful magazine from October 1980 to November 1981. Prior to that she worked at Hearst's Los Angeles Herald-Examiner newspaper from January 1978 to September 1980. From 1976 to 1977, Ms. Randt worked at The National Magazine Company Limited of Great Britain, a wholly-owned subsidiary of Hearst. She is a cousin of George R. Hearst, Jr. and William Randolph Hearst III.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

  The Board of Directors held a total of seven meetings in 1997 (three prior to the Hearst Transaction and four following the Hearst Transaction). Each director attended at least 75% of the aggregate of the total number of meetings held by the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which he or she served other than George R. Hearst, Jr. and William Randolph Hearst III, each of whom attended 50% of the meetings held in 1997 during their term as directors. The Board of Directors has an Audit Committee (the "Audit Committee"), a Compensation Committee (the "Compensation Committee") and an Executive Committee (the "Executive Committee"). The Board of Directors does not have a standing nominating committee.

  Audit Committee. The Audit Committee consists of William Randolph Hearst III, David Pulver, Virginia H. Randt and Caroline Williams. Mr. Pulver serves as Chair of the Audit Committee. Mr. Hearst and Ms. Randt were added as members of the Audit Committee following the consummation of the Hearst Transaction. The Audit Committee reviews and recommends to the Board the independent auditors to be selected to audit the Company's financial statements and consults with the Company's independent auditors and with personnel from the internal financial staff with respect to corporate accounting, reporting and internal control practices. The Audit Committee met three times during 1997 (once prior to the Hearst Transaction and twice following the Hearst Transaction).

  Compensation Committee. The Compensation Committee consists of Frank A. Bennack, Jr., David Pulver and Caroline Williams. Ms. Williams serves as Chair of the Compensation Committee. Mr. Bennack was added as a member of the Compensation Committee following the consummation of the Hearst Transaction. The Compensation Committee reviews and approves salary and bonus levels for executive officers and total compensation for senior executive officers. The Compensation Committee met four times during 1997 (twice prior to the Hearst Transaction and twice following the Hearst Transaction).

  Executive Committee. Following the consummation of the Hearst Transaction, the Board established an Executive Committee. The Executive Committee consists of Frank A. Bennack, Jr., John G. Conomikes, George R. Hearst, Jr., Bob Marbut and David Pulver. Mr. Conomikes serves as Chair of the Executive Committee. During the intervals between meetings of the Board of Directors, the Executive Committee may exercise all of the powers of the Board of Directors in the direction and management of the business and affairs of the Company. The Executive Committee did not meet in 1997.

DIRECTOR COMPENSATION

  Directors who are also employees of the Company or of Hearst receive no compensation for their service as directors. Prior to the consummation of the Hearst Transaction, the directors who were not also employees of the Company or of Hearst (the "Outside Directors"), were paid an annual retainer of $20,000 per year and were granted options to purchase 5,000 shares of Argyle Series C stock that were exercisable at the fair market value per share on the date of the grant. The Outside Directors are currently paid $24,000 annually, a fee of $6,000 for each committee on which he or she serves, a fee of $5,000 for service as a committee chair, a fee of $1,500 for each Board meeting attended and a fee of $1,000 for each committee meeting attended. The Outside Directors also receive annual grants of 4,000 options (and an additional 1,000 if serving as a Committee Chair) under the terms of the Company's 1997 Option Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  John G. Conomikes, the President and Co-Chief Executive Officer of the Company, serves on the Finance Committee of Hearst, which functions as a compensation committee. The Company reimburses Hearst under the Services Agreement described under "Certain Relationships and Related Transactions" for the services of Mr. Conomikes, who remains an employee of Hearst. Frank A. Bennack, Jr., a member of the Company's Compensation Committee, is also a member of the Finance Committee of Hearst and the Incentive Compensation Plan Committee of Hearst, a committee which also has compensation-related responsibilities. Mr. Bennack is also the President and Chief Executive Officer of Hearst. David J. Barrett, the Executive Vice President and Chief Operating Officer of the Company, is a director of Hearst.

                       EXECUTIVE OFFICERS OF THE COMPANY

  The executive officers of the Company are as follows:

   NAME                          AGE                  POSITION
   ----                          ---                  --------
   Bob Marbut*.................   62 Chairman of the Board of Directors, Co-
                                     Chief Executive Officer
   John G. Conomikes*..........   65 President, Co-Chief Executive Officer
   David J. Barrett*...........   49 Executive Vice President, Chief Operating
                                     Officer
   Anthony J. Vinciquerra......   43 Executive Vice President
   Dean H. Blythe..............   39 Senior Vice President--Corporate
                                     Development, Secretary and General Counsel
   Harry T. Hawks..............   44 Senior Vice President and Chief Financial
                                     Officer
   Ibra Morales................   52 Senior Vice President--Sales

--------
* Member of the Board of Directors. See "Election of Directors" for additional information.

  ANTHONY J. VINCIQUERRA has served as Executive Vice President since joining the Company in August 1997. Mr. Vinciquerra has served in the broadcasting industry for 21 years and joined Hearst as Group Executive of Hearst's broadcast group in June 1997. Prior to his appointment at Hearst, Mr. Vinciquerra served as Executive Vice President of the television station group of CBS from November 1995 to June 1997. From January 1993 to November 1995, he served as Vice President and General Manager of KYW-TV in Philadelphia, Pennsylvania and from July 1986 to January 1993 he served as General Sales Manager and, subsequently, Vice President and Station Manager of WBZ-TV in Boston, Massachusetts. Earlier in his career, Mr. Vinciquerra worked at Hearst's Times Union newspaper and as a Sales Manager at WTAE.

  DEAN H. BLYTHE has served as Senior Vice President--Corporate Development, Secretary and General Counsel of the Company since August 29, 1997, and prior to that date and since October 1994, as Vice President--Corporate Development, Secretary and General Counsel. From February 1987 to October 1994, Mr. Blythe served at A.H. Belo Corporation, where he served The Dallas Morning News, Inc., a subsidiary of A.H. Belo Corporation, as Vice President of Business Development from September 1993 to October 1994 and as Vice President of Special Projects from January 1992 to September 1993. From February 1987 to January 1992, Mr. Blythe served as Assistant General Counsel for A. H. Belo Corporation.

  HARRY T. HAWKS has served as Senior Vice President and Chief Financial Officer of the Company since the consummation of the Hearst Transaction, prior to which he had been Chief Financial Officer and Assistant Secretary and Treasurer of the Company since August 1994. Mr. Hawks served as Vice President--Finance of Argyle I from March 1993 until June 1993 and from June 1993 to April 1995 he served as its Chief Financial Officer. Prior to joining the Company, Mr. Hawks co-founded Cumberland Capital Corporation, a merchant banking firm, where he served as its President and as a director from 1989 until 1992.

  IBRA MORALES has served as Senior Vice President--Sales since the consummation of the Hearst Transaction. He has been in the broadcasting industry for 26 years and served as Executive Vice President, Chief Revenue Officer and a Director of the Company from August 1994 until August 1997. From March 1993 to April 1995, Mr. Morales served as Chairman of the Board of Directors and President of Argyle I. From 1978 until March 1993, Mr. Morales was with Katz Communications, Inc., a national television advertising sales representative firm, where he served as Vice President-National Sales Manager/General Sales Manager from 1987 until 1993.

                   EXECUTIVE COMPENSATION AND OTHER MATTERS

  The following table sets forth certain information for the fiscal years ended December 31, 1997, 1996 and 1995 of the Chief Executive Officers and the other four most highly compensated executive officers of the Company who were executive officers as of December 31, 1997 and Blake Byrne, who served as an executive officer until August 29, 1997:

                          SUMMARY COMPENSATION TABLE

                                                                 LONG-TERM
                                                                COMPENSATION
                                                                ------------
                                      ANNUAL COMPENSATION          AWARDS
                                ------------------------------- ------------
                                                                 SECURITIES
       NAME AND-                                   OTHER ANNUAL  UNDERLYING   ALL OTHER
       PRINCIPAL         FISCAL                    COMPENSATION   OPTIONS    COMPENSATION
        POSITION          YEAR  SALARY($) BONUS($)    ($)(1)        (#)         ($)(2)
       ---------         ------ --------- -------- ------------ ------------ ------------
Bob Marbut..............  1997   383,333  225,000     49,967      300,000        3,250
 Chairman of the Board    1996   200,000  200,000     45,756        6,631        2,375
 of Directors, Co-Chief   1995   175,000   25,680     19,786      321,067          735
 Executive Officer
John G. Conomikes.......  1997   216,667   34,667      6,750          --         1,583
 President and Co-Chief   1996       --       --         --           --           --
 Executive Officer and    1995       --       --         --           --           --
 Director(3)(4)
David J. Barrett........  1997   173,333   50,661     11,887      230,000        1,583
 Executive Vice           1996       --       --         --           --           --
 President, Chief         1995       --       --         --           --           --
 Operating Officer and
 Director(3)
Blake Byrne.............  1997   166,667   44,297     35,414          --       503,250(6)
 President, Chief         1996   200,000  200,000     48,285        6,671        2,375
 Operating Officer and    1995   175,000   18,900     21,829      321,067        1,490
 Director(5)
Ibra Morales............  1997   253,333   63,938     25,503      100,000        3,250
 Senior Vice President-   1996   200,000  200,000     30,271        6,671        2,375
  Sales                   1995   175,000   17,273      6,400      321,067          779
Dean H. Blythe..........  1997   190,000   50,850    174,826      100,000        3,250
 Senior Vice President--  1996   150,000   50,000      6,000          --         2,112
 Corporate Development,   1995   130,000   29,230        --        21,000        1,500
 Secretary and
 General Counsel
Harry T. Hawks..........  1997   183,333   65,376    247,298      100,000        3,250
 Senior Vice President,   1996   135,000   16,380     10,672        6,671        2,025
 Chief Financial Officer  1995   120,000   17,208      4,000      321,067        1,294

--------
(1) Amounts in this column consist of the following: (i) dollar values of perquisites consisting of premiums for life insurance reimbursed to the following individuals, automobile allowances, tax preparation expense reimbursements and moving expense reimbursements, and (ii) payments for tax gross-ups.

                                                  PERQUISITES
                                 ---------------------------------------------
                                   LIFE                  TAX        MOVING       TAX
                                 INSURANCE   AUTO    PREPARATION    EXPENSE    GROSS-UP
                                 PREMIUMS  ALLOWANCE    FEES     REIMBURSEMENT PAYMENT
                                    ($)       ($)        ($)          ($)        ($)
                                 --------- --------- ----------- ------------- --------
   Bob Marbut.............. 1997  20,367    10,400      6,750         6,368      6,082
                            1996  27,156     9,600      9,000           --         --
                            1995  13,386     6,400        --            --         --
   John G. Conomikes*...... 1977   6,750       --         --            --         --
                            1996     --        --         --            --         --
                            1995     --        --         --            --         --
   David J. Barrett**...... 1997   1,527     4,496        --            --         --
                            1996     --        --         --            --         --
                            1995     --        --         --            --         --
   Blake Byrne............. 1997  22,264     6,400      6,750           --         --
                            1996  29,685     9,600      9,000           --         --
                            1995  15,429     6,400        --            --         --
   Dean H. Blythe.......... 1997     --      7,600        --         85,536     81,690
                            1996     --      6,000        --            --         --
                            1995     --        --         --            --         --
   Ibra Morales............ 1997   8,753    10,000      6,750           --         --
                            1996  11,671     9,600      9,000           --         --
                            1995     --      6,400        --            --         --
   Harry T. Hawks.......... 1997   1,254     7,600      2,250       120,813    115,381
                            1996   1,672     6,000      3,000           --         --
                            1995     --      4,000        --            --         --

 * The life insurance premiums paid on behalf of Mr. Conomikes represent the Company's pro rata portion of such premiums for the period covering August 29, 1997 (the date he became an officer of the Company), through December 31, 1997.

** The Company reimbursed Hearst $5,864 for the Company's pro rata portion of payments of club membership dues for Mr. Barrett in 1997.

(2) Amounts in this column represent the amounts contributed by the Company to the Company's 401(k) Savings Plan (a non-discriminatory retirement plan established pursuant to Section 401(k) of the Internal Revenue Code).

(3) Reflects compensation paid by the Company to Mr. Barrett and to Hearst for the services of Mr. Conomikes from August 29, 1997 (the date they became officers of the Company), through December 31, 1997.

(4) Mr. Conomikes is not an employee of the Company. Hearst provides Mr. Conomikes' services to the Company pursuant to the Services Agreement described under "Certain Relationships and Related Transactions" and the Company reimburses Hearst for such services. Mr. Conomikes also receives compensation from Hearst for services provided to Hearst.

(5) Mr. Byrne resigned from all of his positions with the Company effective August 29, 1997.

(6) Reflects the amount Mr. Byrne received pursuant to his employment agreement upon his resignation.

PENSION PLAN

  The table below sets forth information with respect to the Company's Pension Plan, which was established upon the consummation of the Hearst Transaction on August 29, 1997. The Pension Plan covers all of the named executive officers, except for Mr. Conomikes, who is covered by The Hearst Corporation Pension Plan. The Company's Pension Plan is designed to provide a benefit of 1 1/2% for each year of credited service (which excludes the first year of employment) multiplied by the average annual salary (as defined in the Company's Pension Plan) for the participant's five highest consecutive full calendar years, and has a 40 year maximum. As a tax-qualified pension plan, the highest amount of compensation which may be considered under federal law with respect to determining pension benefits is currently $160,000, as adjusted for the cost of living each year, except that any increase which is not a multiple of $10,000 shall be rounded to the next lowest multiple of $10,000.

                                                  YEARS OF SERVICE
                                     -------------------------------------------
   REMUNERATION                        15     20     25     30     35      40
   ------------                      ------ ------ ------ ------ ------- -------
   100,000.........................  22,500 30,000 37,500 45,000  52,500  60,000
   110,000.........................  24,750 33,000 41,250 49,500  57,750  66,000
   120,000.........................  27,000 36,000 45,000 54,000  63,000  72,000
   130,000.........................  29,250 39,000 48,750 58,500  68,250  78,000
   140,000.........................  31,500 42,000 52,500 63,000  73,500  84,000
   150,000.........................  33,750 45,000 56,250 67,500  78,750  90,000
   160,000.........................  36,000 48,000 60,000 72,000  84,000  96,000
   170,000.........................  38,250 51,000 63,750 76,500  89,250 102,000
   180,000.........................  40,500 54,000 67,500 81,000  94,500 108,500
   190,000.........................  42,750 57,000 71,250 85,500  99,750 114,000
   200,000.........................  45,000 60,000 75,000 90,000 105,000 120,000

  Messrs. Marbut, Blythe, Hawks and Morales became participants in the Company's Pension Plan effective as of January 1, 1998 and accordingly do not have any credited service thereunder. Mr. Barrett became a participant in the Company's Pension Plan effective August 29, 1997 and has 13 years of credited service thereunder. The Company's Pension Plan covers salary and bonus and benefits under the plan are computed on the basis of straight-line annuity amounts. The benefits described above are not subject to any deduction for Social Security or other offset amounts.

                       OPTION GRANTS IN LAST FISCAL YEAR

  The following two tables provide information relating to stock options granted for the Company's Series A Common Stock under the Company's 1997 Option Plan (the "Plan").

                                     INDIVIDUAL GRANTS
                         -----------------------------------------
                                                                     POTENTIAL REALIZABLE
                                    % OF TOTAL                         VALUE AT ASSUMED
                         NUMBER OF   OPTIONS                           ANNUAL RATES OF
                         SECURITIES GRANTED TO EXERCISE            STOCK PRICE APPRECIATION
                         UNDERLYING EMPLOYEES  OR BASE                FOR OPTION TERM(2)
                          OPTIONS   IN FISCAL   PRICE   EXPIRATION ------------------------
NAME                     GRANTED(1)    YEAR     ($/SH)     DATE       5%($)       10%($)
----                     ---------- ---------- -------- ---------- ----------- ------------
Bob Marbut..............  300,000      16.3     26.50    8/11/08     4,999,712   12,670,253
John G. Conomikes(3)....      --        --               8/11/08           --           --
David J. Barrett(3).....  230,000      12.5     26.50    8/11/08     3,834,100    9,712,900
Blake Byrne(4)..........      --        --        --     8/11/08           --           --
Dean H. Blythe..........  100,000       5.4     26.50    8/11/08     1,667,000    4,223,000
Harry T. Hawks..........  100,000       5.4     26.50    8/11/08     1,667,000    4,223,000
Ibra Morales............  100,000       5.4     26.50    8/11/08     1,667,000    4,223,000

--------
(1) All options granted in 1992 to the named executive officers were granted pursuant to the Plan under the terms of their respective employment agreements. See "Employment Agreements." One-half of these options vest on August 12, 2000. The other one-half of these options vest on August 12, 2006, subject to earlier vesting in one-third increments when the market price of the Company's Series A Common Stock reaches $31 per share, $37 per share and $43 per share, in each case for a period of 10 consecutive trading days. The first increment (one-sixth of the total indicated) vested in March 1998. In addition, options granted under the Plan are subject to earlier vesting in the event of a Change of Control or similar transaction as provided in the Plan. If a participant's employment or service as a non-employee director is terminated by the Company for "cause" (as defined in the Plan) or was voluntary by a participant (other than voluntary termination in connection with retirement upon or after reaching age 65), any such participant's options automatically will be forfeited and unexercisable. If the participant was terminated because of death, disability or retirement upon or after reaching age 65, or the participant is terminated by the Company "without cause," a stock option that is exercisable on the date of termination may be exercised at any time prior to one year from the date of such termination. If a participant is terminated with the approval of the Company's Board of Directors, the Board, in its discretion, may accelerate or otherwise modify the vesting conditions applicable to any then unexercisable options, extend the exercise period following termination of employment (but in no event beyond the original exercise term of the grant) or modify the vesting terms and extend the exercise term of the grant. The maximum term of the options is 10 years.

(2) Calculated based on the fair market value of the Company's Series A Common Stock on the date of grant. The amounts represent only certain assumed rates of appreciation. Actual gains, if any, on stock option exercises and common stock holdings cannot be predicted, and there can be no assurance that the gains set forth in the table will be achieved.

(3) Messrs. Conomikes and Barrett became officers of the Company on August 29, 1997.

(4) Mr. Byrne resigned from all of his positions with the Company effective August 29, 1997.

                        AGGREGATED OPTION EXERCISES IN
              LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                       NUMBER OF       VALUE OF
                                                       SECURITIES     UNEXERCISED
                                                       UNDERLYING    IN-THE MONEY
                                                       OPTIONS AT     OPTIONS AT
                                                       FY-END(#)     FY-END($)(1)
                         SHARES ACQUIRED    VALUE     EXERCISABLE/   EXERCISABLE/
NAME                      ON EXERCISE(#) REALIZED($) UNEXERCISABLE   UNEXERCISABLE
----                     --------------- ----------- -------------- ---------------
Bob Marbut..............        (3)      $4,650,300       0/300,000       0/975,000
John G. Conomikes(2)....        --              --              --              --
David J. Barrett(2).....        --              --        0/230,000       0/747,500
Blake Byrne(2)..........        (3)      $4,650,300             0/0             0/0
Dean H. Blythe..........        (4)      $   98,925  10,000/100,000 197,500/325,000
Harry T. Hawks..........        (3)      $1,162,608       0/100,000       0/325,000
Ibra Morales............        (3)      $4,650,300       0/100,000       0/325,000

--------
(1) Based on the closing price of $29.75 per share of shares of the Company's Series A Common Stock on the NASDAQ National Market System on December 31, 1997, the last trading day of the fiscal year.

(2) Messrs. Conomikes and Barrett became officers of the Company on August 29, 1997. Mr. Byrne resigned from all of his positions with the Company effective August 29, 1997.

(3) In connection with the Hearst Transaction, Messrs. Marbut, Byrne, Morales and Hawks agreed to cancel their then outstanding options and received cash equal to the difference between $26.50 (the cash consideration payable in the Hearst Transaction) and the exercise price of the options (the "Option Cash Consideration").

(4) In connection with the Hearst Transaction, Mr. Blythe cancelled a portion of his outstanding options in exchange for the Option Cash Consideration.

EMPLOYMENT AGREEMENTS

  As of August 12, 1997, the Company entered into an Employment Agreement with Bob Marbut, the Company's Chairman of the Board and Co-Chief Executive Officer, for a term commencing upon the consummation of the Hearst Transaction and ending on December 31, 2000. Pursuant to the Employment Agreement, Mr. Marbut is entitled to an initial base salary of $650,000 (subject to review for an increase by the Company beginning in calendar year 1999) and a bonus in an amount and on the basis of criteria to be established by the Compensation Committee of the Board of Directors. The bonus is subject to a maximum equal to 75% of the base salary for that year, with a "target" bonus equal to 40% of the base salary, subject to the Compensation Committee's discretion to increase such percentages. Mr. Marbut's employment terminates upon his death and may be terminated by the Company upon his "disability" or for "cause" or "without cause" (in each case, as defined in the Employment Agreement). Mr. Marbut may terminate his employment voluntarily with "good reason," or "without good reason" (in each case, as defined in the Employment Agreement). In the event of a termination by the Company "without cause" or by Mr. Marbut with "good reason," Mr. Marbut is entitled to receive a lump sum payment equal to his base salary and target bonus for the longer of the then-remaining term of the Employment Agreement or one year.

  The Employment Agreement also provides for certain perquisites and the award of options to purchase 300,000 shares of the Company's Series A Common Stock, subject to certain vesting requirements, except that if Mr. Marbut's employment is terminated "without cause" on or after September 1, 1998, options to acquire 16 2/3% of such shares become exercisable upon such termination or if Mr. Marbut's employment is terminated "without cause" on or after September 1, 1999, options to acquire 33 1/3% of such shares become exercisable upon such termination.

  The Employment Agreement contains a covenant by Mr. Marbut against solicitation of the Company's employees, independent contractors, customers, agencies or advertisers for two years following termination of his employment for any reason and, in the case of termination by the Company for "cause" or by Mr. Marbut without "good reason," a covenant by Mr. Marbut against directly competing with the Company for a period equal to the lesser of two years and the remainder of the term of the Employment Agreement.

  As of August 12, 1997, the Company entered into employment agreements with each of Messrs. Barrett, Blythe, Hawks and Morales for a term commencing on the consummation of the Hearst Transaction and ending on December 31, 1999. Mr. Conomikes is not an employee of the Company. Hearst provides the services of Mr. Conomikes to the Company pursuant to the Services Agreement described under "Certain Relationships and Related Transactions." Pursuant to the employment agreements, each of these executive officers is entitled to a base salary plus a bonus. The annual base salary and target bonus as a percentage of annual salary for each of such executive officers is as follows: Mr. Barrett--$520,000, 40%; Mr. Blythe--$260,000, 40%; Mr. Hawks--$260,000, 40%
and Mr. Morales--$260,000, 40%. Additionally, pursuant to their respective employment agreements the following executive officers were granted stock options under the Company's 1997 Stock Option Plan in the following amounts:
Mr. Barrett--230,000; Mr. Blythe--100,000; Mr. Hawks--100,000 and
Mr. Morales--100,000.

  The employment agreements terminate upon the death of the executive officer and may be terminated by the Company upon the "disability" of the executive officer or for "cause" (in each case, as defined in the employment agreements). The employment agreements also provide that if employment is terminated by the executive officer with "good reason" or by the Company "without cause," (in each case, as defined in the employment agreements) then the executive officer will be entitled to a lump sum payment equal to the sum of his base salary plus target bonus for the longer of the then-remaining term of the Employment Agreement or one year.

401(K) SAVINGS PLAN

  Effective as of August 29, 1997, the Company adopted the Hearst-Argyle Television, Inc. Savings Plan (the "Savings Plan"), a retirement plan qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended, which covers employees of the Company and its subsidiaries who have attained the age of 21. Employees transferred from Hearst in connection with the Hearst Transaction were covered as of August 29, 1997; the remaining employees of the Company were covered as of January 1, 1998. Subject to statutory limitations, an employee may contribute 1% to 8% of his annual compensation on a pre-tax basis, and 1% to 8% on an after tax basis. The employer will match 50% of each participating employee's contributions up to 6% of such employee's base salary, on either a pre-tax or after tax basis. Contributions are allocated to each employee's individual account, which is intended to be invested in separate investment funds according to the direction of the employee. Mr. Marbut and the four other most highly compensated executive officers of the Company participate in the Savings Plan. Mr. Conomikes continues to participate in Hearst's Savings Plan.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  CHASE. An affiliate of The Chase Manhattan Bank ("Chase") owns approximately 9.2% of the Company's outstanding Series A Common Stock (or 2.2% of the Company's outstanding Common Stock, including the Series A Common Stock and the Series B Common Stock). Chase is the lead agent bank under the $1 billion credit facility that the Company entered into upon consummation of the Hearst Transaction. The Credit Facility matures on December 31, 2004 and borrowings thereunder bear interest at an applicable margin that varies based on the Company's ratio of total debt to operating cash flow. Frank A. Bennack, Jr., a director of the Company, is also a director of Chase and The Chase Manhattan Corporation.

  HEARST. Upon consummation of the Hearst Transaction, the Company entered into a series of agreements with Hearst, which holds through a subsidiary 100% of the outstanding shares of the Company's Series B Common Stock constituting approximately 76.7% of the Company's total outstanding common stock.

  MANAGEMENT AGREEMENT. Hearst and the Company are parties to a Management Services Agreement pursuant to which the Company provides certain management services (i.e., sales, news, programming, legal, financial, accounting, engineering and promotion services) with respect to WWWB-TV (Hearst's owned television station in Tampa, Florida), WBAL-AM and WIYY-FM (Hearst's owned AM/FM radio stations in Baltimore, Maryland,), and WPBF-TV (Hearst's owned television station in West Palm Beach, Florida). In addition, the Company provides certain management services to Hearst in order to allow Hearst to fulfill its obligations under the Program Services and Time Brokerage Agreement between Hearst and the permittee of KCWB-TV (a Kansas City, Missouri, television station). Hearst has the right, but not the obligation, to add to such managed stations any additional broadcast stations that it may acquire (or for which it enters into a time brokerage agreement) during the term of the Management Services Agreement.

  The annual management fee for the services provided to these stations is an amount equal to the greater of (i) (x) $50,000 for Hearst's radio stations (counted as a single property) and $50,000 for KCWB-TV, or (y) for all others (including WWWB-TV and WPBF-TV), $100,000 per station, and (ii) a specified percentage of the positive broadcast cash flow from each such property (ranging from 20% for the first year to 50% for the fourth year and thereafter). Hearst also reimburses the Company for the Company's direct operating costs and expenses incurred with unrelated third parties and amounts paid on behalf of a managed station under the Services Agreement described below. Corporate overhead is not reimbursed except to the extent it had historically been treated as an operating expense by Hearst in calculating broadcast cash flow for a station. The term of the Management Agreement commenced at the consummation of the Hearst Transaction and will continue for each station, respectively, until the earlier (i) Hearst's divestiture of the station to a third party; (ii) if applicable, the exercise of the option granted to the Company to acquire certain of the stations pursuant to the Option Agreement described below; or, (iii) five years after the consummation of the Hearst Transaction; provided, however, that Hearst will have the right to terminate the Management Services Agreement as to a particular station covered by an option or right of first refusal under the Option Agreement at any time upon 90 days' prior written notice if the option period or right of first refusal period, as applicable has expired without having been exercised. The Management Services Agreement will also terminate if Hearst ceases to own a majority of the Company's voting common stock or to have the right to elect a majority of the Company's directors. In 1997, Hearst paid the Company an aggregate amount of $699,000 pursuant to the Management Agreement.

  Television Station Option Agreement. Hearst and the Company are parties to an Option Agreement pursuant to which Hearst has granted to the Company an option to acquire WWWB-TV, and Hearst's interests (which interests include an option to acquire the station) with respect to KCWB-TV (together with WWWB-TV, the "Option Properties"), as well as a right of first refusal for a period of 36 months following the consummation of the Hearst Transaction with respect to WPBF-TV (if such station is proposed by Hearst to be sold to a third party). The option period for each Option Property is from 18 to 36 months following the consummation of the Hearst Transaction, and the purchase price will be the fair market value of such station based upon agreement between the parties or, if either party so elects, an independent third-party appraisal, subject to certain specified parameters. If Hearst elects to sell an Option Property prior to the commencement of, or during, the option, the

Company will have a right of first refusal to acquire such Option Property. Hearst may elect to receive the stock of the Company in payment for the exercise of the option or right of first refusal. The exercise of the option and the right of first refusal will be by action of the independent directors of the Company, and any option exercise may be withdrawn by the Company after receipt of the appraisal described above.

  Radio Facilities Lease. Hearst and the Company are parties to a Studio Lease Agreement pursuant to which Hearst leases from the Company premises for WBAL-AM and WIYY-FM, Hearst's Baltimore, Maryland, radio stations. The term of the lease commenced at the consummation of the Hearst Transaction and will continue as to the space occupied by each radio station, respectively, until the earlier of (i) Hearst's divestiture of the radio station to a third party, in which case either party (i.e., the Company or the buyer of the station) will be entitled to terminate the lease with respect to that station upon certain prior written notice or (ii) 36 months following consummation of the Hearst Transaction. The rent under the lease is the sum of those amounts payable to the Company under the Management Services Agreement described above for managing the radio stations plus the annual costs related to such services (which costs are required to be substantially similar to those historically allocated by Hearst to the stations). Hearst paid the Company in 1997 pursuant to the Radio Facilities Lease an aggregate amount of $230,000.

  Services Agreement. Hearst and the Company are parties to a Services Agreement pursuant to which Hearst provides the Company with certain administrative services, including accounting, financial, tax, legal, insurance, data processing and employee benefits. The fees for such services are based on fixed and variable transaction amounts negotiated between Hearst and the Company, subject to adjustment beginning in 1999, to reflect changes in costs or other assumptions used to establish such fees, or at any time, to reflect the acquisition or disposition of television or radio stations. The Company also reimburses Hearst under the Services Agreement for the services of Mr. Conomikes, who remains an employee of Hearst, in an amount equal to the base salary and bonus for Mr. Marbut contained in Mr. Marbut's Employment Agreement (which amount is charged to the Company by Hearst pursuant to the Services Agreement). The initial term of the Services Agreement expires on December 31, 1998 and thereafter is subject to one year renewals unless terminated on six months' notice. Although the Company believes that such terms are reasonable, there can be no assurance that more favorable terms would not be available from unaffiliated third parties. The Company paid $1,217,000 to Hearst pursuant to the Services Agreement in 1997.

               BOARD OF DIRECTORS COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

  Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, including previous filings that might incorporate future filings, including this Proxy Statement, in whole or in part, this report and the performance Graph following it shall not be incorporated by reference into any such filings.

THE COMPENSATION COMMITTEE

  The Compensation Committee is composed entirely of directors who are not officers or employees of the Company. Under the Charter of the Compensation Committee adopted by the Board of Directors, the Compensation Committee reviews and approves executive compensation packages for the Chief Executive Officer, all other Executive Officers of the Company and the general managers of the television stations owned by the Company (collectively, "Management"). Additionally, the Charter provides that the Compensation Committee shall make recommendations to the Board of Directors with respect to the establishment, modification and administration of incentive and benefit programs.

COMPENSATION PHILOSOPHY

  The goal of the Company's compensation arrangements is to attract, retain, motivate and reward personnel critical to the long-term success of the Company. As described below, the various components of the Company's compensation arrangements for Management are tied to the performance of the Company, which in turn unites the interests of Management with the interests of the Company's stockholders.

COMPONENTS OF COMPENSATION

  The components of executive compensation in 1997 were (i) a base salary;
(ii) a bonus opportunity; and, (iii) stock option grants.

  BASE SALARY--PRE-HEARST TRANSACTION.

    Prior to consummation of the Hearst Transaction, the base salaries of Mr. Marbut, the Chief Executive Officer, and three of the other officers of the Company (Messrs. Byrne, Morales and Hawks), were established in employment agreements with each individual entered into by the Company effective January 4, 1995 (the "1995 Agreements"). Under the terms of the 1995 Agreements, each such officer was entitled to a base salary based on the level of "broadcast cash flow" of the Company for the prior year. The base salary changed annually with changes in broadcast cash flow. As broadcast cash flow increased, which reflected either or both of an increase in the size of the Company's revenue base or the profitability of the Company's operations, the base salary increased.

    The salary "grid" for the employment agreements was determined by the Compensation Committee based on the Committee's subjective evaluation of the performance and ability of each respective individual, and a review of executive compensation arrangements of other companies. In establishing the salary grid, the Compensation Committee did not establish a formula targeting compensation at any particular level for any particular group of companies, but did attempt to set the lower levels of the salary grid (in other words, the salaries at the lower end of the broadcast cash flow range) at levels less than salaries for comparable positions within the broadcast industry.

    For base salaries established by the Compensation Committee for other members of Management, the Compensation Committee set such salaries based on their subjective evaluation of the performance and ability of such members of Management, and a review of compensation arrangements of other companies in the broadcast industry.

  BASE SALARY--POST HEARST TRANSACTION

    Following the consummation of the Hearst Transaction, the salaries of the executive officers of the Company were established in employment agreements entered into effective August 12, 1997 (the "1997 Agreements"). These agreements provided for base salary levels for the remainder of 1997 and for 1998, with the base salary level to be determined for years beyond 1998 by the Compensation Committee.

    In establishing the base salary levels, the Compensation Committee reviewed the salary levels for similar positions in broadcasting and media companies, and other companies comparable to the Company in terms of revenues and cash flow. No specific formula was established targeting compensation at any particular level, but rather the salary levels were determined by a subjective evaluation of the position and the individual's performance and accomplishments. Additionally, the other components of compensation (bonus and stock option grants) were taken into account in setting the salary levels.

  BONUS OPPORTUNITY--PRE-HEARST TRANSACTION

    In 1997, each member of Management had an annual bonus opportunity, expressed as a percentage of base salary. The bonus percentage was established in the 1995 Agreements with the percentage constituting the bonus opportunity increasing as broadcast cash flow increased. The percentage "grid" was established in a manner similar to the establishment of the salary grid in the 1995 Agreements.

    The percentage of base salary constituting the bonus opportunity for other members of Management was established by the Compensation Committee in a similar manner to the establishment of salaries for such individuals.

    Payment of the bonus was subject to the attainment of certain Company and individual goals. In 1997, 65% of the bonus was based on the Company achieving a certain level of broadcast cash flow established by the Compensation Committee at the beginning of the year, and 35% of the bonus was based on an individual achieving certain goals established by the Compensation Committee at the beginning of the year. The individual goals varied and were based on the individual's job responsibilities and focused on matters where the individual was able to influence results.

  BONUS OPPORTUNITY--POST HEARST TRANSACTION

    Following the consummation of the Hearst Transaction, bonus opportunities (at "target" and "maximum") for the executive officers of the Company were established in the 1997 Agreements. These bonus levels were established based on the factors described for setting the salary levels. For 1997, the bonuses for executive officers who were employees of the Company prior to the consummation of the Hearst Transaction were determined on a subjective evaluation of the individual's performance and accomplishments from the date of the Hearst Transaction through the end of calendar year 1997. The 1997 bonuses (paid in 1998) for executive officers who became employees of the Company upon consummation of the Hearst Transaction were determined based on the bonus program in place at the Hearst Broadcast Group, with a pro rata portion (from the consummation of the Hearst Transaction through the end of calendar year 1997) of such bonuses to be borne by the Company.

    STOCK OPTION GRANTS. The Compensation Committee believes that a significant portion of executive compensation should be dependent on value created for the stockholders. Through the Option Plan, stock options are granted to members of Management, which aligns the interests of Management with the interests of stockholders in working to increase the value of the Company's stock.

    Prior to consummation of the Hearst Transaction, the Compensation Committee authorized grants of stock options under the Option Plan. Following the consummation of the Hearst Transaction, the Compensation Committee recommends to the Board of Directors awards of stock options, and the Board of Directors authorizes such grants.

    The number of stock options to be granted initially to each officer with an employment agreement was established in the 1997 Agreements. The number of options granted to such officers was based on the officer's position and the value of the stock at the time of grant and was designed to be a one-time grant that would cover a three-year period (or, in other words, that no additional grants to Management were anticipated prior to 2000).

    Half of the options granted as provided in the 1997 Agreements vest in three years (August 12, 2000). The other half of these options vest in nine years (August 12, 2006), but are subject to earlier vesting in the event the market price of the Company's Series A Common Stock attains certain levels. By tying accelerated vesting of a portion of the stock options to the Company's stock price, the interests of Management are further aligned with the interests of stockholders.

CEO COMPENSATION

  The compensation for Mr. Marbut, the Co-Chief Executive Officer of the Company following the Hearst Transaction, is established in his 1997 Agreement with the Company. The Compensation Committee established the levels of the various components of compensation under this agreement (base salary, annual bonus and stock options) in the manner described under "--Components of Compensation" above, which was the same manner used for establishing levels of compensation for all officers with 1997 Agreements.

  Under the terms of a Services Agreement, the Company reimburses Hearst for the services of Mr. Conomikes, the Co-Chief Executive Officer of the Company following the Hearst Transaction, who remains an employee of Hearst. The amount of such reimbursement in 1997 equaled $259,667, and was tied to the amount of Mr. Marbut's base salary and target bonus contained in Mr. Marbut's 1997 Agreement.

$1 MILLION LIMIT ON DEDUCTIBILITY OF EXECUTIVE COMPENSATION

  Section 162(m) of the Internal Revenue Code generally limits the corporate tax deduction for compensation paid to executive officers named in the Summary Compensation Table in the proxy statement to $1 million, unless certain requirements are met. No executive received compensation subject to the
Section 162(m) limitation in excess of this level in 1997.

  The Option Plan establishes a limit on the maximum number of shares of Company Common Stock for which options may be granted to any one individual in any calendar year. This provision was approved by the Company's stockholders, and therefore compensation attributable to options granted under the option Plan is not subject to the Section 162(m) limitation on deductibility.

  Submitted by the Compensation Committee:

    Caroline L. Williams, Chair
    Frank A. Bennack, Jr.
    David Pulver

                               PERFORMANCE GRAPH

  The following graph compares the annual cumulative total shareholder return on an investment of $100 in the Series A Common Stock on October 23, 1995, the date that the Series A Common Stock began trading following the Company's initial public equity offering, based on the market price of the Series A Common Stock and assuming reinvestment of dividends, with the cumulative total return of a similar investment in companies on the Standard & Poor's 500 Stock Index and in a group of peer companies selected by the Company on a line-of-business basis and weighted for market capitalization. Peer companies included are Granite Broadcasting Corp., Lin Television Corporation, Sinclair Broadcast Group, Inc. and Young Broadcasting, Inc. Previously, the Company had included Renaissance Communications Corporation ("Renaissance") as a member of the peer group. Renaissance was acquired by another company in 1997, and at December 31, 1997, no longer had any outstanding publicly traded securities, and therefore has been removed from the peer group.


                            CUMULATIVE TOTAL RETURN
        BASED ON INITIAL INVESTMENT OF $100 BEGINNING OCTOBER 24, 1995
                           WITH DIVIDENDS REINVESTED


                                        24-OCT-95       31-DEC-95       31-DEC-96       31-DEC-97

HEARST ARGYLE TELEVISION                $100.OO         $102.94         $144.12         $175.OO
S&P 500                                 $100.OO         $105.53         $129.76         $173.05
CUSTOM COMPOSITE INDEX (4 STOCKS)       $100.00         $88.53          $119.97         $175.70

THE 4-STOCK CUSTOM COMPOSITE INDEX CONSISTS OF GRANITE BROADCASTING CORPORATION, LIN TELEVISION CORPORATION, SINOKER BROADCASTING GROUP, INC. AND YOUNG BROADCASTING INC.

                            PRINCIPAL STOCKHOLDERS

  As of the Record Date, the Company had issued and outstanding and entitled to vote at the Annual Meeting 12,540,604 shares of Series A Common Stock, 41,298,648 shares of Series B Common Stock, 10,938 shares of Series A Preferred Stock and 10,938 shares of Series B Preferred Stock.

  The following table sets forth information as of March 6, 1998 regarding the beneficial ownership of the Company's Series A Common Stock and the Series B Common Stock by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each director and nominee for director and each executive officer of the Company named in the Summary Compensation Table; and, (iii) all directors and executive officers of the Company as a group. Unless otherwise indicated below, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their shares of Common Stock. The number of shares set forth below includes those shares issuable pursuant to options that are exercisable within 60 days of March 6, 1998.

                                    SERIES A COMMON
                                         STOCK         SERIES B COMMON STOCK
                                       BENEFICIAL           BENEFICIAL
                                      OWNERSHIP(2)         OWNERSHIP(2)
                                  -------------------- -------------------------
                                            PERCENT OF                PERCENT OF
NAME AND ADDRESS(1)                NUMBER   SERIES(%)    NUMBER       SERIES(%)
-------------------               --------- ---------- ----------     ----------
Bob Marbut(3)(4)................  1,005,361     8.0           --         --
John Conomikes..................      5,000     --            --         --
David J. Barrett(5).............     39,334       *           --         --
Dean H. Blythe(6)...............     28,703       *           --         --
Harry T. Hawks(3)(7)............    121,316     1.0           --         --
Ibra Morales(3)(8)..............    219,967     1.8           --         --
Frank A. Bennack, Jr............     10,000       *           --         --
Victor F. Ganzi.................      5,000       *           --         --
George R. Hearst, Jr............      5,000       *           --         --
William R. Hearst III...........        --      --            --         --
Gilbert C. Maurer...............     10,000       *           --         --
David Pulver(3)(9)..............     81,656       *           --         --
Virginia H. Randt...............        --      --            --         --
Caroline L. Williams(9).........     35,446       *           --         --
All Hearst-Argyle directors and
 executive officers
 as a group (15 persons)(10)....  1,608,186    12.5           --         --
Hearst Broadcasting, Inc.(11)...                       41,298,648(12)    100%
Chase Manhattan Investment
 Holdings, L.P.(3)(13)..........  1,157,302     9.2           --         --
Blake Byrne(3)(14)..............    600,632     4.8           --         --
Massachusetts Financial Services
 Company(15)....................  1,195,292     9.5
Wellington Management Company,
 LLP(16)........................    639,000     5.1

--------
  * Represents beneficial ownership of less than 1% of the issued and outstanding shares of Series A Common Stock.

 (1) Unless otherwise indicated, the address of each person or entity named in the table is c/o Hearst-Argyle Television, Inc., 888 Seventh Avenue, New York, New York 10106.

 (2) Number and percent of outstanding Series A Common Stock does not include any shares of Series A Common Stock issuable upon the conversion of the Series B Common Stock, Series A Preferred Stock or Series B Preferred Stock into Series A Common Stock.

 (3) Indicates that such person or entity is a party to a Registration Rights Agreement with the Company dated as of August 29, 1997.

 (4) Includes 50,000 shares of Series A Common Stock issuable pursuant to presently exercisable options.

 (5) Includes 38,334 shares of Series A Common Stock issuable pursuant to presently exercisable options.

 (6) Includes 26,667 shares of Series A Common Stock issuable pursuant to presently exercisable stock options.

 (7) Includes 16,667 shares of Series A Common Stock issuable pursuant to presently exercisable options.

 (8) Includes 16,667 shares of Series A Common Stock issuable pursuant to presently exercisable options.

 (9) Includes 15,000 shares of Series A Common Stock issuable pursuant to presently exercisable stock options.

(10) Includes 203,335 shares of Series A Common Stock issuable pursuant to presently exercisable stock options.

(11) The Hearst Family Trust is the sole common stockholder of Hearst, which in turn is the sole stockholder of Hearst Broadcasting, Inc. The address of The Hearst Family Trust is 888 Seventh Avenue, New York, New York 10106. The address of Hearst is 959 Eighth Avenue, New York, New York 10019.

(12) Indicates the number of shares of Series B Common Stock held by Hearst Broadcasting, Inc. The shares of series B Common Stock are convertible at any time at the option of the holder on a share-for-share basis into shares of Series A Common Stock.

(13) Chase Manhattan Bank, an affiliate of Chase Manhattan Investment Holdings, L.P., is the lead bank under the Company's existing Credit Facility and was the lead bank under the Company's prior credit facility. Frank A. Bennack, Jr., a director of the Company, is a director of Chase Manhattan Bank. The address of Chase Manhattan Investment Holdings, L.P. is 380 Madison Avenue, New York, New York 10017.

(14) Mr. Byrne is a former director and executive officer of the Company. His address is 9220 Sunset Boulevard, Suite 210, Los Angeles, California 90017.

(15) The address of Massachusetts Financial Services Company is 500 Boylston Street, Boston, Massachusetts 02116.

(16) The address of Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  The Securities and Exchange Commission (the "SEC") requires that each registrant's executive officers and directors, and beneficial owners of more than 10% of any class of equity security registered pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to make certain filings under Section 16(a) of the Exchange Act. Based solely on a review of copies of such reports of ownership furnished to the Company, the Company believes that during the past fiscal year all of its officers, directors and greater than 10% beneficial holders complied with all applicable filing requirements.

                          ANNUAL REPORT ON FORM 10-K

  UPON WRITTEN REQUEST OF ANY BENEFICIAL SHAREHOLDER OR SHAREHOLDER OF RECORD, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997 (INCLUDING THE EXHIBITS, FINANCIAL STATEMENTS AND THE SCHEDULES THERETO) REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13A-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934, MAY BE OBTAINED, WITHOUT CHARGE, FROM DEAN H. BLYTHE, SECRETARY, 888 SEVENTH AVENUE, NEW YORK, NEW YORK 10106.

                             STOCKHOLDER PROPOSALS

  Stockholder proposals to be presented at the 1999 Annual Meeting of Stockholders, for inclusion in the Company's Proxy Statement and form of Proxy relating to that meeting, must be received by the Company at its offices in New York, New York, addressed to the Secretary of the Company, not later than December 10, 1998. Such proposals must comply with the Bylaws of the Company and the requirements of the Regulation 14A of the Act.

                                 OTHER MATTERS

  At the date of this Proxy Statement, management was not aware that any matters not referred to in this Proxy Statement would be presented for action at the meeting. If any other matters should come before the meeting, the persons named in the accompanying form of Proxy will have discretionary authority to vote all Proxies in accordance with their best judgment, unless otherwise restricted by law.

                                          By Order of the Board of Directors

                                          Dean H. Blythe,
                                          Secretary

Dated: March 25, 1998

P
R
O
X
Y

                        HEARST-ARGYLE TELEVISION, INC.

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HEARST-ARGYLE
                               TELEVISION, INC.

  The undersigned hereby appoints Bob Marbut, John G. Conomikes and Dean H. Blythe, or any one or more of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote as designated below all the shares of Series A Common Stock, Series A Preferred Stock and Series B Preferred Stock of Hearst-Argyle Television, Inc., held of record by the undersigned on March 6, 1998, at the Annual Meeting of Stockholders to be held on April 14, 1998, or any adjournment thereof.

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

                          (continued on reverse side)

                        HEARST-ARGYLE TELEVISION, INC.
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.


[                                                                             ]

Item 1. ELECTION OF DIRECTOR:       For    Withhold  Withhold for the following   Item 2. At the discretion of      For    Withhold
        Class I Series A (Term      [ ]      [ ]     nominee only (To withhold            such Proxies, on any      [ ]      [ ]
        expires in 2000)                             authority to vote for any            other matter that
        --Caroline L. Williams                       nominee, with that                   properly may come
                                                     nominee's name in the                before the meeting or
                                                     space below.)                        any Adjournment thereof.

                                                     --------------------

                                                                                                      Dated: _________________, 1998

                                                                        -----------------------------------------------------------
                                                                        Signature

                                                                        -----------------------------------------------------------
                                                                        Signature if Held Jointly

                                                                        Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give
                                                                        full title as such. If a corporation, please sign in the
                                                                        full corporate name by President or other authorized
                                                                        officer. If a partnership, please sign in partnership name by authorized person.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN
                        BY THE UNDERSIGNED STOCKHOLDER.
      IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2.